Exhibit 10.19(c)

Certain identified information has been excluded from the exhibit because it is both (i) not material and (ii) is the type of information that the registrant treats as private or confidential.

Triple asterisks denote omissions.

GIACOMEL PTY LTD

and

ADMEDUS BIOMANUFACTURING PTY LTD

and

ADMEDUS LTD

Extension and Variation of Lease

Unit 1, 26 Harris Road, Malaga

Level 2, Centrepoint Tower
123B Colin street
West Perth WA 6005
Tel: (08) 9200 1833
Fax: (08) 9200 1877
Ref: FVW/201767

Deed of extension and variation of lease	Fort Knox Legal

This deed of extension and variation of lease is made on the 19th of February 2019 between the following parties:

1.	Giacomel Pty Ltd (ACN 009 189 011) as trustee for the Adriano Property Unit Trust C/- Prime Property Agency of Level 1, 66 Collingwood Street, Osborne Park in the State of Western Australia

(“Lessor”)

2.	Admedus Biomanufacturing Pty Ltd (ACN 085 385 637) of 26 Harris Road, Malaga in the State of Western Australia

(“Lessee”)

3.	Admedus Ltd (ACN 088 221 078) of Level 1, 197 Adelaide Terrace, Perth in the State of Western Australia

(“Guarantor”)

Recitals

A.	The Lessor is the registered proprietor of the Land.

B.	The Lessee and the Lessor have agreed to extend the tenancy created by the Lease for a further term of 5 years commencing on 1 February 2019 and expiring on 31 January 2024, but subject to possible further extensions.

C.	The Lessee and the Lessor agree to vary the Lease subject only to and upon the terms and conditions hereinafter contained.

The parties agree in consideration of, among other things, the mutual promises contained in this deed:

1.	Definitions and interpretation

1.1	Definitions

In this deed:

Annual Rental means the amount specified in Item 5 of the Schedule.

Business Day means a day on which banks are open for business in the city where the notice or other communication is received excluding a Saturday, Sunday or public holiday.

Extended Term means the period as described in Item 4 of the Schedule.

Government Agency means any government or any governmental, semi-governmental, administrative, fiscal or judicial body, department, commission, authority, tribunal, agency or entity.

Land means the land described in Item 1 of the Schedule.

Deed of extension and variation of lease	Fort Knox Legal

Lease or Leases means the lease or leases described in Item 3 of the Schedule as amended, varied or supplemented from time to time.

Lessee includes his personal representatives and permitted assigns and where the Lessee is a corporation its successors and permitted assigns.

Lessee’s Covenants means all and any of the covenants, agreements and obligations contained or implied in the Lease or imposed by law to be performed by the lessee named in the Lease.

Lessor includes his personal representatives and permitted assigns and where the Lessor is a corporation its successors and permitted assigns.

Premises means the premises described in Item 2 of the Schedule.

Schedule means the schedule to this deed.

Special Conditions means the additional provisions as set out in Item 7 of the Schedule. If there is any inconsistency between these additional provisions and any other provisions of this Lease, the additional provisions will prevail.

1.2	Interpretation

In this deed:

(a)	words importing the singular include the plural and the converse;

(b)	words importing a gender include all genders;

(c)	where a word or phrase is defined, its other grammatical forms have a corresponding meaning;

(d)	an expression importing a natural person includes an individual, a firm, a body corporate, an unincorporated association and any government agency;

(e)	a reference to any thing (including any right) includes a part of that thing but nothing in this clause 1.2(e) implies that performance of part of an obligation constitutes performance of the obligation;

(f)	a reference to a clause, party, annexure, exhibit or schedule is a reference to a clause of, and a party, annexure, exhibit and schedule to, this deed and a reference to this deed includes any annexure, exhibit and schedule;

(g)	a reference to legislation or to a provision of legislation includes any modification or re-enactment of it, a legislative provision substituted for it and a regulation or statutory instrument issued under it;

(h)	a reference to a document includes all amendments or supplements to, or replacements or novations of, that document;

Deed of extension and variation of lease	Fort Knox Legal

(i)	a reference to a party to a document includes that party’s successors and permitted substitutes (including persons taking by novation) and assigns;

(j)	a reference to a deed other than this deed includes an undertaking, deed, agreement or legally enforceable arrangement or understanding whether or not in writing;

(k)	a deed, representation or warranty in favour of two or more persons is for the benefit of them jointly and each of them individually;

(l)	nothing in this deed is to be interpreted against a party on the ground that the party put it forward; and

(m)	the meaning of terms is not limited by specific examples introduced by expressions “including” or “for example”, or similar expressions.

1.3	Business Day

Where the day on or by which any thing is to be done is not a Business Day, that thing must be done on or by the next Business Day.

2.	Grant of extension of Lease

Subject to the Special Conditions (if any), the original terms granted by the Lease is hereby extended:

(a)	for the Extended Term at the Annual Rental payable monthly in advance in accordance with Lease and amended by this deed; and

(b)	except as to the Annual Rental and the variations contained in this deed and excluding the option to renew provision contained in the Lease (to the extent of the option for the Extended Term) upon the same terms and conditions and subject to the same covenants as are contained in the Lease as if the same were repeated in this deed.

3.	Lessee’s covenants

The Lessee to the intent that the obligations may continue throughout the Extended Term covenants and agrees with the Lessor to duly and punctually:

(a)	pay the Annual Rental and all other moneys payable by the Lessee under the Lease at the times and in the manner set out in the Lease without any deduction whatsoever; and

(b)	perform and observe the covenants and stipulations contained or implied in the Lease on the part of the Lessee to be performed or observed or both.

Deed of extension and variation of lease	Fort Knox Legal

4.	Rental Review during Renewed Term

The Lessee and Lessor agree that during the Extended Term(s) the Annual Rental will be reviewed in accordance with the provisions stated in the Lease.

5.	Lessor’s covenants

The Lessor, to the intent to bind the registered proprietor of the Land for the time being but not so as to render the Lessor personally liable in damages for any breach except in the case of the Lessor’s own acts, omissions or defaults and only then while the Lessor is the registered proprietor of the Land, covenants with the Lessee during the Extended Term to perform and observe the covenants on the Lessor’s part to be performed and observed as are contained in the Lease.

6.	Variation of Lease

The Lease shall be varied as set out herein to the intent that from and including the commencement of this deed it shall be read and construed with those variations incorporated in the Lease and shall bind the parties to the Lease accordingly.

7.	Costs and expenses

It is hereby further agreed and declared by the parties:

(a)	The Lessee shall pay the costs of and incidental to the negotiations and instructions for and the preparation completion of this deed in duplicate and any duty on this deed and the counterparts hereof;

(b)	that the right of re-entry reserved by the Lease shall be exercisable by the Lessor not only in the events mentioned in the Lease as to the non-payment of the Annual Rental hereby reserved or any part or parts thereof but also in the event the Lessee shall fail to observe perform or fulfil any of the terms covenants and conditions on the Lessee’s part contained or implied herein; and

(c)	if after the expiration of the Extended Term or any extension or renewal thereof the Lessee with the consent of the Lessor holds over or continues in possession or occupation of the Leased Premises then the Lessee shall be a calendar monthly tenant only at the rental equal to one-twelfth of the Annual Rental and all other moneys payable by the Lessee for the twelve months immediately prior to expiration of the Extended Term and otherwise on the same covenants conditions and stipulations mutatis mutandis as are herein contained or implied and such monthly tenancy may be determined by one (1) calendar month’s notice in writing given at any time by either party to the other.

Deed of extension and variation of lease	Fort Knox Legal

8.	General

8.1	GST

If any payment made by one party to any other party under or relating to this deed constitutes consideration for a taxable supply for the purposes of GST or any similar tax, the amount to be paid for the supply will be increased so that the net amount retained by the supplier after payment of that GST is the same as if the supplier was not liable to pay GST in respect of that supply. This provision is subject to any other agreement regarding the payment of GST on specific supplies, and includes payments for supplies relating to the breaches, termination, and indemnities arising from this deed.

8.2	Counterparts

(a)	This deed may be executed in any number of counterparts.

(b)	All counterparts, taken together, constitute one instrument.

(c)	A party may execute this deed by signing any counterpart.

(d)	Signed copies sent by facsimile can constitute a counterpart.

8.3	To the extent not excluded by law

The rights, duties and remedies granted or imposed under the provisions of this deed operate to the extent not excluded by law.

Deed of extension and variation of lease	Fort Knox Legal

Schedule

Item 1:	Land

Lot 69 on Plan 56784 being whole of the land comprised in Certificate of Title Volume 2709 Folio 870.

Item 2:	Premises

The Premises commonly known as Unit 1, 26 Harris Road, Malaga in the State of Western Australia.

Item 3:	Leases

The undated lease during 2009 between the Lessor and the Lessee; and

The deed of variation of lease made on 23 June 2014 varying the Lessee’s former name to now current and change of Guarantor for the Premises, are attached hereto for ease of reference.

Item 4:	Extended Term

Five (5) years commencing 1 February 2019 expiring 31 January 2024, but subject to a further extension as set out in the Lease.

Item 5:	Annual Rental as at 1 February 2019

[***] plus GST per annum, payable in advance by equal consecutive monthly instalments of [***] plus GST.

Item 6:	Rent Review during Term and Extended Term

The Annual Rental is subject to review during the Extended Term as more fully set our in this Deed of Extension and Variation.

Item 7:	Additional Provisions

ITEM 7.1

Fixed Rate Reviews: Every twelve (12) months fixed increase at four (4) percent.

ITEM 7.2

The Lessee will provide an amended bank guarantee to the Lessor’s agent, no later than 1 February 2019, for the amount of [***] being three months’ rental and outgoing (including GST).

ITEM 7.3

All other terms and conditions remain.

Deed of extension and variation of lease	Fort Knox Legal

Executed as a deed:

Executed by Giacomel Pty Ltd (ACN 009 189 011)
in accordance with Section 127
of the Corporations Act 2001
in the presence of:

/s/ Tristan Giacomel
Tristan Giacomel
Sole Director and Secretary

Executed by
Admedus Biomanufacturing Pty Ltd (ACN 085 385 637)
in accordance with section 127
of the Corporations Act 2001
in the presence of:

/s/ Matthew McDonnell	/s/ Steve Denaro
Matthew McDonnell	Steve Denaro
CFO	Director

Executed by
Admedus Ltd (ACN 088 221 078)
in accordance with section 127
of the Corporations Act 2001
in the presence of:

/s/ Matthew McDonnell	/s/ Steve Denaro
Matthew McDonnell	Steve Denaro
CFO	Director/Secretary